UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2004

SCHUFF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22715	86-1033353

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1841 W. Buchanan Street, Phoenix, AZ	85009

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (602) 252-7787

Not applicable.

(Former name or former address, if changed since last report.)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EX-99.1

Item 5. Other Events

     Schuff International, Inc. (AMEX: SHF) previously announced that Schuff Acquisition Corp., an Arizona corporation wholly owned by David A. Schuff, Chairman of the Board of Schuff International, Inc. and Scott A. Schuff, President and Chief Executive Officer of Schuff International, Inc. and their affiliates, commenced a tender offer to purchase all of the outstanding common stock of Schuff International, Inc. not already owned by Mr. David A. Schuff, Mr. Scott A. Schuff, and their affiliates at a price of $2.17 per share. On May 12, 2004, following a discussion with the special committee of non-management directors formed to review and evaluate the tender offer, Messrs. David and Scott Schuff and their affiliates elected to increase their initial offer of $2.17 per share to $2.30 per share. Stockholders who previously tendered their shares will be entitled to receive the increased offer price.

     The special committee of the Board of Directors of Schuff International, Inc. formed to evaluate the offer has unanimously determined that the offer is fair to the Schuff International, Inc. stockholders being asked to tender their shares and recommends that the stockholders accept the offer and tender their shares in the offer. In arriving at its recommendation, the special committee gave careful consideration to the factors described in its Solicitation/Recommendation Statement on Schedule 14D-9, which was filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2004, including a fairness opinion the special committee received from Houlihan Lokey Howard & Zukin Financial Advisors, Inc., the special committee’s financial advisor.

     Following completion of the tender offer, and subject to certain conditions, Schuff Acquisition Corp. intends to consummate a second-step merger in which all of the remaining Schuff International, Inc. stockholders who do not tender their Schuff International, Inc. shares in the offer will receive the same price paid in the tender offer, except for those stockholders who elect to exercise their appraisal rights.

     The press release filed herewith is neither an offer to purchase nor a solicitation of an offer to sell securities of Schuff International. In connection with their tender offer, the Schuffs have caused a tender offer statement on Schedule TO, as amended to reflect the increase in the tender offer price, filed with the Commission on May 14, 2004. Each security holder of Schuff International is advised to read this documentation (including all amendments thereto) because this documentation contains important information. Each security holder of Schuff International can obtain the tender offer statement and other documents that are filed with the Commission for free on the Commission’s web site at http://www.sec.gov.

     A copy of the press release announcing the recommendation of the special committee is filed herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 17, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHUFF INTERNATIONAL, INC.
Date: May 17, 2004	/s/ Michael R. Hill
Michael R. Hill
Vice President and Chief Financial Officer